20406090
Corporate Access No.

BUSINESS CORPORATIONS ACT

Form 5

 CERTIFICATE OF INCORPORATION

- GLOBAL MINERAL & CHEMICAL LTD.-
Name of Corporation

I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

☐ UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE;

☐ UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

☒ UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

☐ UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

☐ UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.

Registrar of Corporations

January 16, 1992
Date of Amendment

ARTICLES OF AMENDMENT

1. NAME OF CORPORATION: GREGORY EXPLORATION LTD.

2. CORPORATE ACCESS NO.: 20406090

3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

Pursuant to a special resolution duly passed by the shareholders of the Corporation and pursuant to the provisions of the Business Corporations Act (Alberta), the Articles of Incorporation of the Corporation are amended as follows:

(i) The name of the Corporation as set forth in Clause 1 thereof is changed to Global Mineral & Chemical Ltd.

DATE	SIGNATURE	TITLE
January 16, 1992
FOR DEPARTMENT USE ONLY	FILED